Exhibit 23.3.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of GrafTech Holdings Inc. of our report dated March 15, 2010, except as to the subsequent events described in Note 13 which is as of May 21, 2010 relating to the consolidated financial statements of Seadrift Coke L.P. and Subsidiary as of December 31, 2009 and 2008 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Alpern Rosenthal
Pittsburgh, Pennsylvania
June 10, 2010